UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 22, 2016 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The matters set forth below were voted upon at the Special Meeting of Stockholders of REVA Medical, Inc. (the “Company”) held on March 22, 2016 at 2:30 p.m. Pacific Daylight Time. The stockholders considered two proposals at the meeting, both of which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March  9, 2016 (the “Proxy Statement”). Of the 42,535,986 shares of the Company’s common stock outstanding as of the record date, 33,400,646 shares were represented at the Special Meeting; a total of 10,140,230 of these shares were ineligible to vote on Proposal 1. The independent inspector of elections reported the vote of stockholders as set forth below.

1.

Re-Approval of Issuance of Convertible Notes and Shares Issuable upon Conversion – For the purposes of ASX Listing Rule 7.1 and for all other purposes, the stockholders re-approved the issuance of the convertible notes and the issue of shares of the Company’s common stock upon conversion of the notes pursuant to the Convertible Note Deed dated September 25, 2014 between the Company and the noteholders, as amended by the First Amendment to Convertible Note Deed dated February 11, 2016, on the terms and conditions set forth in the Proxy Statement. This proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes

23,259,416	1,000	—	—

2.

Adjournment of Special Meeting – The stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1. This proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes

33,386,759	2,886	—	11,001

No other items were presented for stockholder approval at the Special Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: March 23, 2016	/s/ Katrina L. Thompson .
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)